EX 99.28(l)(1)

Initial Capital Agreement

November 30, 2011

Board of Trustees of Curian Variable Series Trust
7601 Technology Way
Denver, Colorado 80237

Ladies and Gentlemen:

The undersigned hereby subscribes for the following:

•	400 shares of beneficial interest, no par value, of the Curian Guidance – Maximize Income Fund;
•	400 shares of beneficial interest, no par value, of the Curian Guidance – Balanced Income Fund;
•	400 shares of beneficial interest, no par value, of the Curian Guidance – Rising Income Fund;
•	400 shares of beneficial interest, no par value, of the Curian Guidance – Moderate Growth Fund;
•	400 shares of beneficial interest, no par value, of the Curian Guidance – Maximum Growth Fund;
•	400 shares of beneficial interest, no par value, of the Curian Guidance – Tactical Moderate Growth Fund;
•	400 shares of beneficial interest, no par value, of the Curian Guidance – Tactical Maximum Growth Fund;
•	400 shares of beneficial interest, no par value, of the Curian Institutional Alt 65 Fund;
•	400 shares of beneficial interest, no par value, of the Curian Institutional Alt 100 Fund;
•	400 shares of beneficial interest, no par value, of the Curian Tactical Advantage 35 Fund;
•	400 shares of beneficial interest, no par value, of the Curian Tactical Advantage 60 Fund;
•	400 shares of beneficial interest, no par value, of the Curian Tactical Advantage 75 Fund;
•	400 shares of beneficial interest, no par value, of the Curian Dynamic Risk Advantage – Diversified Fund;
•	400 shares of beneficial interest, no par value, of the Curian Dynamic Risk Advantage – Aggressive Fund;
•	400 shares of beneficial interest, no par value, of the Curian Dynamic Risk Advantage – Income Fund;
•	400 shares of beneficial interest, no par value, of the Curian/American Funds® Growth Fund;
•	400 shares of beneficial interest, no par value, of the Curian/AQR Risk Parity Fund;
•	400 shares of beneficial interest, no par value, of the Curian/Epoch Global Shareholder Yield Fund;
•	400 shares of beneficial interest, no par value, of the Curian/FAMCO Flex Core Covered Call Fund;
•	400 shares of beneficial interest, no par value, of the Curian/Franklin Templeton Natural Resources Fund;
•	400 shares of beneficial interest, no par value, of the Curian/Invesco Balanced-Risk Commodities Fund;
•	400 shares of beneficial interest, no par value, of the Curian/Nicholas Convertible Arbitrage Fund;
•	400 shares of beneficial interest, no par value, of the Curian/PIMCO Income Fund;
•	400 shares of beneficial interest, no par value, of the Curian/PineBridge Merger Arbitrage Fund;
•	400 shares of beneficial interest, no par value, of the Curian/The Boston Company Equity Income Fund; and
•	400 shares of beneficial interest, no par value, of the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund.

shall collectively be referred to as the “Funds”), each a series of Curian Variable Series Trust, at $10.00 per share for an aggregate purchase price of $104,000 (collectively, the shares of beneficial interest of the Funds shall be referred to as the “Shares”).  Our payment in full is hereby confirmed.

The undersigned represents and agrees that it is:  1) an accredited investor within the meaning of the Securities Act of 1933 (the “1933 Act”); 2) purchasing the Shares for investment purposes, for its own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the 1933 Act, nor with any present intention of distributing or selling the Shares; and 3) the parent company of the investment adviser to the Funds and therefore intimately familiar with all material factors associated with this investment, including all risks associated therewith.

Very truly yours,

Jackson National Life Insurance Company

By: /s/ Thomas J. Meyer
Printed Name: Thomas J. Meyer
Title: SVP & General Counsel

Confirmed and Accepted:

Curian Variable Series Trust

By: /s/ Michael A. Bell
Printed Name: Michael A. Bell
Title: President and Chief Executive Officer